Exhibit 10.2

               FORM OF EXPENSE AND INDEMNITY AGREEMENT - JPMORGAN

-, 2005



Mr. Albert Mari, Jr., Vice President
JPMorgan Chase Bank, N.A.
4 New York Plaza, 15th Floor
New York, New York 10004
Attention:  Institutional Trust Services

Dear Mr. Mari:

The Hartford Life Global Funding program (the "Program") is a program for the issuance to the public from time to time, of one or more series of notes (each a Series of "Notes") by newly created statutory trusts organized under the laws of the State of Delaware (each a "Trust"). A separate Trust will be formed for the issuance of each series of Notes, pursuant to a trust agreement, between Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee") and Amacar Pacific Corp., as administrator and Beneficial Holder (the "Trust Agreement"). Each Trust shall enter into a separate indenture (each an "Indenture") with JPMorgan Chase Bank, N.A. ("JPMorgan") as indenture trustee. Each series of Notes are secured solely by assets held by the relevant Trust. The proceeds from the sale of each series of Notes are to be used to purchase a Funding Agreement issued to the relevant Trust by Hartford Life Insurance Company, a Connecticut stock life insurance company ("Hartford Life"). Each Trust shall be administered pursuant to an administrative services agreement between the Delaware Trustee and Amacar Pacific Corp., as administrator (the "Administrator"), dated -, 2005, whereby the Administrator has agreed to provide certain services of the Trust.

         In consideration of JPMorgan providing services in connection with the Program and pursuant to the Issuance Documents under which JPMorgan has certain duties and obligations, Hartford Life hereby agrees to the following compensation arrangements and terms of indemnity.

         1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "EXCLUDED AMOUNTS" means (i) any obligation of a Trust to make any payment to any Holder in accordance with the terms of an Indenture or the Notes,
(ii) any obligation or expense of a Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under a Funding Agreement, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on JPMorgan that results from the bad faith or negligence of JPMorgan, (iv) any costs and expenses attributable solely to JPMorgan's administrative overhead, (v) any tax imposed on fees paid to JPMorgan, (vi) any withholding taxes imposed on or with respect of payments with respect to the Notes made under any Funding Agreement, an Indenture or any Note and (vii) any Additional Amounts paid to any Holder.

         "FEES" means the fees as set forth in the fee schedule attached hereto as EXHIBIT A, as revised from time to time in accordance herewith, or in any separate fee agreement between Hartford Life and JPMorgan.

         "INDEMNIFIED PERSON" means any person entitled to indemnity payments pursuant to Section 5.

         "OBLIGATION" means any and all Reasonable Costs and Expenses incurred, relating to the offering, sale and issuance of the Notes by a Trust and the administration of the Issuance Documents, including (i) the reasonable fees and expenses of counsel, and (ii) costs and expenses of a Trust; provided that Obligations do not include Excluded Amounts or Fees and further provided that the parties acknowledge that JPMorgan is not obligated to pay the cost or expenses of any Trust.

         "REASONABLE COSTS AND EXPENSES" are limited to (i) all reasonable expenses actually and reasonably incurred by JPMorgan that either do not exceed the indicated amounts listed in EXHIBIT B or have been approved in writing in advance by an officer of Hartford Life including the reasonable legal expenses incurred in connection with proposed amendments to an Indenture, related documents or the Program or in connection with series of Notes having features not contemplated or provided for at the inception of the Program and (ii) any extraordinary cost or expense actually incurred by JPMorgan that was not reasonably anticipated by JPMorgan or which was not reasonably avoidable; provided that JPMorgan will give Hartford Life prompt notice of any such extraordinary cost or expense.

         In the case of expenses approved in writing in advance pursuant to the definition of "Reasonable Costs and Expenses," Hartford Life agrees, from time to time, at the request of JPMorgan, to negotiate reasonably and in good faith reasonable modifications in such expenses that, owing to the nature of the transaction giving rise to such expenses, JPMorgan reasonably anticipates will be incurred by it.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indentures.

         2. FEES. Hartford Life hereby agrees to pay JPMorgan its Fees promptly after delivery of JPMorgan's invoice therefor. If there is a substantive change in the nature of JPMorgan's duties acceptable to the parties, the parties mutually agree to negotiate an equitable adjustment to JPMorgan's Fees and to reflect such adjustment in a revised EXHIBIT A.

         3. PARTIAL REFUND. If JPMorgan resigns or its appointment is revoked pursuant to any of the Issuance Documents under which JPMorgan has duties or obligations, JPMorgan will repay to Hartford Life such part of any annual Fee paid to it as may be agreed between JPMorgan and Hartford Life.

         4. PAYMENT OF OBLIGATIONS. If JPMorgan delivers written notice and evidence, reasonably satisfactory to Hartford Life, of any Obligation of JPMorgan, Hartford Life shall, upon receipt of such notice promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to Hartford Life at its address set forth below, or at such other address as such party shall hereafter furnish in writing:

         If by overnight delivery:                           If by U.S. Mail:

         Hartford Life Insurance Company                     Hartford Life Insurance Company
         200 Hopmeadow Street                                P.O.  Box 2999
         Simsbury, Connecticut 06089                         Hartford, Connecticut 06104-2999
         Attn.:  Institutional Investment Products           Attn.:  Institutional Investment Products
         Telephone:  (860) 843-9477
         Facsimile:  (860) 843-5775

         JPMorgan will (i) from time to time execute all such instruments and other agreements in a form reasonably satisfactory to JPMorgan and take all such other actions as Hartford Life may reasonably request, to protect any interest of Hartford Life with respect to any Obligation or to enable Hartford Life to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to Hartford Life any amount received from Hartford Life relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by JPMorgan from a party other than Hartford Life.

         Hartford Life and JPMorgan hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of Hartford Life to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by Hartford Life to the account of the person to whom such Obligation is owed.

         5. INDEMNIFICATION. Subject to Section 6 and 7, Hartford Life hereby agrees to indemnify, and to hold harmless, to the full extent permitted by law, JPMorgan, its officers, directors, successors, assigns, legal representatives, agents and servants who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding relating to or arising out of the acceptance or administration by JPMorgan of its trusts or agencies under the Issuance Documents or the performance or non-performance by the Indemnified Person of its duties or fulfillment of its obligations under the Issuance Documents or any other agreement relating to the Program to which JPMorgan becomes a party, whether civil, criminal administrative or investigative, against losses, out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees and expenses), liabilities (including liabilities for penalties), judgments, damages and fines incurred by such party in connection with the defense or settlement of such action, suit or proceeding, except where any such claim for indemnification is or relates to any Excluded Amount or is caused by the Indemnified Person's negligence or willful misconduct.

         The indemnification provided for herein supersedes in all respects any indemnification provision contained in any other Issuance Document or any other agreement relating to the Program to which JPMorgan is or becomes a party.

         6. INDEMNIFICATION PROCEDURES. An Indemnified Person shall give prompt written notice to Hartford Life of any action, suit or proceeding commenced or threatened against the Indemnified Person. Failure to provide prompt notice shall exclude Hartford Life from its obligation to provide indemnity to the extent that its ability to defend any such action, suit or proceeding is impaired by such failure. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, Hartford Life may, in its sole discretion, elect to assume the defense of the Indemnified Person, and if it so elects to assume such defense, Hartford Life shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel; provided, that if JPMorgan is the Indemnified Person, such counsel shall be on its approved counsel list. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but Hartford Life shall not be obligated to pay the fees and disbursements of such counsel unless (i) Hartford Life and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both Hartford Life and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Hartford Life shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons who are affiliated with JPMorgan.

         7. OTHER INDEMNIFICATION TERMS. Hartford Life shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder. The Indemnified Person may not settle any action, investigation or proceeding without the consent of Hartford Life, not to be unreasonably withheld.

         8. TRUST ANNUAL REPORTS. Hartford Life shall (i) file as an exhibit to each Trust's Annual Reports on Form 10-K (each a "10-K"), filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a compliance certificate (the "Compliance Certificate") prepared by JPMorgan and complying with Item 1123 of Regulation AB (17 CFR 229.1100-1123) ("Regulation AB"), with such changes as it and JPMorgan may from time to time deem appropriate, including pursuant to clause (iii) of this Section, (ii) at its expense, cause an independent registered public accounting firm that is a member of the American Institute of Certified Public Accountants to furnish to the management of Hartford Life and to the Delaware Trustee a report (the "Auditor's Report") complying with Item 1122(b) of Regulation AB, with such changes as it or such accountants may from time to time deem appropriate, including pursuant to clause
(iii) of this Section and such changes as may be required in the case of an Event of Default under the Indenture, which Auditor's Report shall be filed as an exhibit to each Trust's 10-K(s), (iii) make such changes to the Compliance Certificate (subject to the approval of JPMorgan) or Auditor's Report and file or cause to be filed as exhibit(s) to each Trust's 10-K(s) such other certifications and other documents as required under Regulation AB or such other rules or regulations adopted by the Securities and Exchange Commission that may be applicable to such Trusts' 10-K(s) at the time of the filing of such Trusts' 10-K(s) and (iv) cause the appropriate officer at Hartford Life to provide the certification required to be filed as an exhibit to each Trust's 10-K(s) pursuant to Rule 13a-14(d) or Rule 15d-14(d) of the Exchange Act, or such other certification as may be required pursuant to the Exchange Act at the time of the filing of such Trusts' 10-K(s). JPMorgan will provide Hartford Life with the certifications required by Item 1122(a) and Item 1123 of Regulation AB. Hartford Life also hereby undertakes that, in the event that JPMorgan, in connection with any Indenture or any Trust, may be required to file or furnish any reports (other than Compliance Certificates) pursuant to the Exchange Act (the "Depositor Reports") and the Exchange Act authorizes the party serving as the depositor, sponsor or issuer of the Program to file or furnish or cause to be filed or furnished such Depositor Reports, then Hartford Life will, to the extent permissible under applicable law, file or furnish or cause to be filed or furnished such Depositor Reports pursuant to the Exchange Act at its own expense.

         9. SURVIVAL. The obligations of Hartford Life, under this agreement shall survive the termination of each of the Issuance Documents.

         10. WAIVER. No waiver, modification or amendment of this agreement shall be valid unless executed in writing by the parties hereto.

         11. COUNTERPARTS. This agreement may be executed in counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed an original, but all of such contracts shall together constitute one and the same document.

         12. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

         If the foregoing correctly sets forth the understanding and agreement between Hartford Life and JPMorgan please so indicate by signing in the space provided for below.

                                        Very truly yours,

                                        HARTFORD LIFE INSURANCE COMPANY


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


AGREED:

JPMORGAN CHASE BANK, N.A., IN ITS CAPACITY AS
INDENTURE TRUSTEE, PAYING
AGENT, CALCULATION AGENT, TRANSFER
AGENT AND REGISTRAR FOR THE PROGRAM


By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------